UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019 (May 9, 2019)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KGJI	The NASDAQ Capital Market

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 9, 2019, The NASDAQ Stock Market (“NASDAQ”) granted Kingold Jewelry Inc. (the “Company”) an additional 180 calendar days, or until November 4, 2019, to regain compliance with the $1.00 per share minimum required for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Rule”).

As previously reported, on November 9, 2018, the Company received a notification letter (the “Notice”) from NASDAQ advising the Company that for 30 consecutive business days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on The NASDAQ Capital Market pursuant to the Minimum Bid Price Rule. The Company was provided 180 calendar days, or until May 8, 2019, to regain compliance with the Minimum Bid Price Rule. The Company was unable to regain compliance with the Minimum Bid Price Rule by May 8, 2019. The NASDAQ determination to grant the second compliance period was based on the Company’s meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The NASDAQ Capital Market, with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

To regain compliance, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of ten consecutive business days at any time during the second 180-day compliance period. The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options, including effecting a reverse stock split. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Rule or maintain compliance with the other listing requirements necessary for the Company to maintain the listing of its common stock on The NASDAQ Capital Market.

The Notice has no effect on the listing of the Company’s common stock at this time and the Company’s common stock will continue to trade on The NASDAQ Capital Market under the symbol “KGJI.”

Item 8.01.	Other Events

On May 9, 2019, the Company issued a press release announcing that the Company filed Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission on May 7, 2019 to extend the filing of the Company’s Form 10-Q for the three months ended March 31, 2019 for up to an additional 5 calendar days.

The extension grants the Company until May 15, 2019 to file its Form 10-Q. The Company expects to release its financial results for the first quarter ended March 31, 2019, after the market closes on Wednesday, May 15, 2019 and expects to conduct its quarterly conference call to discuss these results at 8:30 a.m. ET on Thursday, May 16, 2019.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

	By:	/s/ Bin Liu
	Name: Title:	Bin Liu Chief Financial Officer
Date: May 10, 2019